Exhibit 10.2

Cubic Corporation

2015 INCENTIVE AWARD PLAN

AMENDMENT TO

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

AND

PERFORMANCE RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

Cubic Corporation, a Delaware corporation (the “Company”), pursuant to its 2015 Incentive Award Plan (the “Plan”), has granted to certain participants one or more of the following awards:

•	Restricted Stock Units with grant dates on or after November 1, 2017

•	Performance Restricted Stock Units with grant dates on or after November 1, 2019

Each of the awards is represented by a Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement and/or a Performance Restricted Stock Unit Award Grant Notice and Performance Restricted Stock Unit Award Agreement (the “Award Agreements”). Unless otherwise defined herein, the capitalized terms used herein shall have the definitions set forth in the Plan or the Award Agreements.

Clause (i) of the Constructive Termination definition of each of the Award Agreements is hereby amended and restated to read in its entirety as follows:

“a change in the Participant’s position with the Company (or its Subsidiary employing the Participant) that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports;”

This amendment is effective as of October 10, 2020.